Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Niagara Mohawk Power Corporation (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2005	/s/ William F. Edwards
William F. Edwards
President

Date: February 14, 2005	/s/ John G. Cochrane
John G. Cochrane
Chief Financial Officer